 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 30, 2019 (July 24, 2019)

Southern First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-27719	58-2459561
(Commission File Number)	(IRS Employer Identification No.)

100 Verdae Boulevard, Suite 100, Greenville, SC	29607
(Address of principal executive offices)	(Zip Code)

(864) 679-9000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 (c),(e) Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

Effective July 24, 2019, the board of directors (the “Board”) of Southern First Bancshares, Inc. (the “Company”) appointed Michael D. Dowling to serve as the Company’s Chief Operating Officer. Mr. Dowling will continue to serve as the Company’s Chief Financial Officer. The information called for by Item 401(b), (d) and (e) and Item 404(a) of Regulation S-K with respect to Mr. Dowling, and information with respect to Mr. Dowling’s employment and compensatory agreements, is set forth in the Company’s proxy statement filed on April 8, 2019 and in its Annual Report on Form 10-K filed on February 28, 2019, which information is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release announcing Mr. Dowling’s appointment as Chief Operating Officer of Southern First Bancshares, Inc. dated July 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FIRST BANCSHARES, INC.

	By:	/s/ Michael D. Dowling
	Name:	Michael D. Dowling
	Title:	Chief Financial Officer

July 30, 2019

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release announcing Mr. Dowling’s appointment as Chief Operating Officer of Southern First Bancshares, Inc. dated July 30, 2019.